Exhibit 99.1

PRESS RELEASE

Investor Contact: Mark H. Tubb
FOR IMMEDIATE RELEASE	Vice President – Investor Relations
September 30, 2008	813.871.4027
mtubb@walterind.com
Media Contact: Michael A. Monahan
Director – Corporate Communications
813.871.4132
mmonahan@walterind.com

WALTER INDUSTRIES, INC. ANNOUNCES PLAN TO SEPARATE FINANCING BUSINESS;
INCREASES SHARE REPURCHASE PROGRAM BY $50.0 MILLION; PROVIDES BUSINESS UPDATE

- Financing Business to Merge with Hanover Capital Mortgage Holdings Following Spin-Off -

- Company Updates Third and Fourth Quarter 2008 Expectations on
Timing of Metallurgical Coal Production and Hurricane Impacts -

- Webcast of Conference Call Scheduled -

(TAMPA, Fla.) - Walter Industries, Inc. (NYSE: WLT), a leading producer and exporter of U.S. metallurgical coal for the global steel industry, outlined today its plans to separate its Financing business from the Company’s core Natural Resources businesses.

The Company said it plans to distribute 100 percent of its interest in JWH Holding Company, LLC (“JWH Holding Company”), a wholly-owned subsidiary of the Company and parent company of Walter Mortgage Company and Jim Walter Homes, to its shareholders. Prior to this distribution, Jim Walter Homes will be sold or otherwise separated from JWH Holding Company and will not be part of the spin-off entity.

The Company also announced that JWH Holding Company has entered into a definitive agreement to merge with Hanover Capital Mortgage Holdings, Inc. (AMEX: HCM) (“Hanover”), a New Jersey-based real estate investment trust (“REIT”). The merger will occur immediately following the spin-off and the combined company will continue to operate as a publicly traded REIT following the merger. The new company will be named Walter Investment Management Corporation (“Walter Investment Management”).

“Today marks a momentous step in our strategy to transform Walter Industries into a pure-play natural resources and energy company,” said Company Chairman Michael T. Tokarz. “The spin-off of the Financing business will preserve the significant value of its portfolio for our shareholders and will allow for the efficient distribution of its earnings through dividends following the merger of JWH Holding Company and Hanover.”

Mark J. O’Brien, Chairman and CEO of JWH Holding Company, will become chairman and CEO of Walter Investment Management following the merger. Charles E. Cauthen, currently president of Walter Mortgage Company, will become president and chief operating officer of the new company. The Board of Directors of Walter Industries will designate six directors, including Tokarz and O’Brien, to Walter Investment Management’s board and Hanover will designate one.

4211 W. Boy Scout Blvd.	|	Tampa, Florida 33607	|	Tel: 813.871.4811	|	Web site: www.walterind.com

O’Brien said, “I am excited about this transaction and the opportunity to deliver substantial value to our shareholders through Walter Investment Management Corporation. We have a strong residential mortgage portfolio that generates consistent and stable cash flows that can be delivered to the shareholders. We will not be reliant on the capital markets for the continued success of our business, which allows us to focus on our unique, high-touch servicing platform. This servicing platform not only drives the strong performance of the existing mortgage portfolio, but represents servicing capacity that can be expanded, especially in conjunction with Hanover’s capabilities.”

Following the merger, the new Company will be headquartered in Tampa, Fla. and will have 225 employees.

The spin-off and merger are expected to be completed in early 2009. The transaction is anticipated to occur in three steps: The first, a spin-off of JWH Holding Company, is expected to be a tax-free stock distribution to Walter Industries’ shareholders. The second step will be a taxable distribution of stock and cash from JWH Holding Company to its shareholders and the third step would be a merger between JWH Holding Company and Hanover. These actions will be executed in immediate succession at closing.

The taxable distribution is required to comply with certain Internal Revenue Service requirements for REITs. After the spin-off, taxable distribution and merger, Walter Industries shareholders will own approximately 98.5 percent of Walter Investment Management’s publicly traded common stock. Shareholders of Hanover will own the remaining 1.5 percent. Walter Investment Management plans to apply to list its shares on the American Stock Exchange.

The transaction is subject to certain closing conditions including, but not limited to, approval of the merger by Hanover’s shareholders, favorable rulings from the Internal Revenue Service, and the Securities and Exchange Commission declaring effective the required S-4 registration statement and associated proxy filings by Hanover.

The law firm of Simpson Thacher & Bartlett LLP and investment banker Moelis & Company are serving as advisors to Walter Industries on the transaction. The investment banking firm of Keefe, Bruyette & Woods, Inc. and law firm of Thacher Proffitt & Wood LLP are serving as advisors to Hanover.

The Company also stated that it continues to evaluate strategic alternatives with respect to its Homebuilding business. The Homebuilding business will remain with Walter Industries until one of the alternatives under review is implemented, which the Company still expects to complete by year-end. As previously announced, all future financing for Jim Walter Homes’ customers will be provided by third party lenders.

Share Repurchase Authority Increased

The Company also said that it has completed its previously authorized $25 million share repurchase program and the Board of Directors has approved a new $50 million program. Repurchases will be made based on liquidity, market conditions and alternative opportunities to invest in and grow the Company’s core businesses.

Tokarz said of the expanded program, “Despite continuing, dramatic volatility in today’s markets, we remain confident in our business prospects. Our core natural resources and energy business fundamentals remain very strong, as high quality metallurgical coal supply is limited worldwide and demand remains robust. This new $50 million share repurchase program will allow us to continue to make balanced investments in our stock as well as our existing growth initiatives.”

WALTER INDUSTRIES, INC. ANNOUNCES PLAN TO SEPARATE FINANCING BUSINESS; INCREASES SHARE
REPURCHASE PROGRAM BY $50.0 MILLION; PROVIDES BUSINESS UPDATE

Business Update

Natural Resources

As a result of shipping disruptions during and after Hurricanes Gustav and Ike, as well as slower-than-planned advance rates on the new Southwest “A” longwall panel in Jim Walter Resources’ No. 7 Mine, the Company has revised its third quarter expectations for metallurgical coal sales to 1.4 to 1.5 million tons, with an average operating margin per ton of $62.00 to $65.00 versus previous expectations of 1.7 to 1.8 million tons of sales with an average operating margin between $75.00 to $81.00.

The Southwest “A” panel’s advance rates have been slower than anticipated as a result of higher than expected levels of methane gas. The panel is still expected to produce approximately one million tons of coal. However, approximately 350,000 tons of production originally planned for the third and fourth quarters is now expected to be produced in the first quarter 2009. Because of the reduced advance rates, the Company also adjusted its fourth quarter expectations for metallurgical coal sales to a range of 2.0 to 2.1 million tons with a revised operating margin of $90 to $95 per ton, compared to 2.1 to 2.2 million tons of sales and margins of $95 to $100 per ton previously.

Financing

The recent Gulf Coast hurricanes may result in increased insurance claims and delinquencies from customers affected by the storms. Although estimates are still preliminary, these issues could negatively impact third quarter financial results by $4.0 million to $6.0 million. To assist its affected customers, Walter Mortgage Company is offering payment deferrals on a case-by-case basis.

Conference Call

The Company will conduct a conference call to discuss these developments on Wednesday, Oct. 1 at 9 a.m. EDT. The call will be broadcast live over the Internet

What:	Walter Industries Financing Separation and Business Update

When:	Wednesday, Oct. 1, 2008 at 9 a.m. EDT

Where:	www.walterind.com

How:	Live over the Internet — Simply log on to the web at the address above

Length:	Approximately one hour

If you are unable to listen to the live webcast, the call will be archived for up to 30 days on the Company’s website at www.walterind.com.

About Hanover Capital Holdings

Hanover Capital Mortgage Holdings, Inc. is a specialty finance company organized in June 1997 as a real estate investment trust, or REIT. Hanover’s principal business is to generate dividend distributions for its shareholders through net interest income from investing in mortgage loans and mortgage-backed securities.

About JWH Holding Company, LLC

JWH Holding Company, LLC presently comprises the Financing and Homebuilding businesses of Walter Industries. The Financing business, with a $1.8 billion mortgage portfolio, services and generates substantial cash flows from its portfolio of mortgage assets and residential mortgage loans. The Homebuilding business is an “on your lot” builder of traditionally constructed homes across the south.

About Walter Industries

Walter Industries, Inc., based in Tampa, Fla., is a leading producer and exporter of metallurgical coal for the global steel industry and also produces steam coal, coal bed methane gas, furnace and foundry coke and other related products. The Company also operates a mortgage financing and affordable homebuilding business. The Company has annual revenues of approximately $1.2 billion and employs approximately 2,500 people. For more information about Walter Industries, please visit the Company Web site at www.walterind.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward- looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “will,” and similar expressions involve known and unknown risks, uncertainties, and other factors that may cause the Company’s actual results in future periods to differ materially from the expectations expressed or implied by such forward-looking statements. These factors include, among others, the following: the market demand for the Company’s products as well as changes in costs and the availability of raw material, labor, equipment and transportation; changes in weather and geologic conditions; changes in extraction costs, pricing and our assumptions and projections concerning our reserves in the Company’s mining operations; changes in customer orders; pricing actions by the Company’s competitors, customers, suppliers and contractors; changes in governmental policies and laws; further changes in the mortgage-backed capital markets; changes in general economic conditions; and the successful implementation and anticipated timing of any strategic actions and objectives that may be pursued, including our announced separation of the Financing business from the Company and strategic alternatives that may be pursued related to the Homebuilding business. In particular, the separation of the Financing business is subject to a number of closing conditions which may be outside of the Company’s control. Forward-looking statements made by the Company in this release, or elsewhere, speak only as of the date on which the statements were made. Any forward-looking statements should be considered in context with the various disclosures made by us about our businesses, including the Risk Factors described in our 2007 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. The Company disclaims any duty to update its forward- looking statements as of any future date.

- WLT -